UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Moore Wallace Incorporated

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The following press release was issued by Moore Wallace Incorporated on November 26, 2003:

Press Release Contact: Julie K. Gottlieb Vice President, Investor Relations +1 203 406 3825 julie.gottlieb@moorewallace.com www.moorewallace.com

MOORE WALLACE TO STRENGTHEN OUTSOURCING BUSINESS WITH

ACQUISITION OF PAYMENT PROCESSING SOLUTIONS, INC.

MISSISSAUGA, ONTARIO & NEW YORK, NY – November 26, 2003 – Moore Wallace Incorporated (NYSE:MWI) (TSX:MWI) announced today it has entered into a definitive agreement to acquire Payment Processing Solutions, Inc., (“PPS”) for approximately US$92.5 million in cash and common shares. The purchase price includes the repayment of outstanding PPS debt.

Based in Nashville, Tennessee and founded in 1961, PPS is a leading processor of printed customer statements, principally serving the mortgage lender industry.

“PPS is a valuable addition to our portfolio of integrated print solutions,” said Mark A. Angelson, Chief Executive Officer of Moore Wallace. “The transaction advances our previously announced strategy of making relatively small acquisitions that expand both our product offering and client base in our higher growth, higher margin outsourcing business. I’m very pleased that senior members of the experienced PPS management team have agreed to join us.”

Moore Wallace intends to finance the cash portion of the acquisition from its existing revolving credit facility. The transaction, which is not subject to any financing approval, is expected to close around year-end 2003 following regulatory and other customary approvals. PPS will become a wholly owned, indirectly held subsidiary of Moore Wallace.

The majority shareholder of PPS is Greenwich Street Capital Partners II, L.P. and its affiliates (GSC Partners). Alfred C. Eckert III, Chairman of the Moore Wallace Board of Directors, is also affiliated with GSC Partners. Accordingly, Mr. Eckert recused himself from all proceedings of the Moore Wallace Board in connection with the transaction. The Moore Wallace Board formed a special committee of independent directors, who retained independent legal and financial advisors to evaluate the transaction.

About Moore Wallace

Moore Wallace is a leading single-source provider of print management and outsourced communications, delivering to its customers one of the widest array of products and services at one of the lowest total costs. The Company operates in three complementary business segments: Forms and Labels, Outsourcing and Commercial Print. The Forms and Labels business designs, manufactures and sells paper-based and electronic business forms and labels and provides electronic print management solutions. The Outsourcing business provides high-quality, high-volume variably imaged print and mail, electronic statement and database management services. The Commercial Print business produces high-quality, multi-color personalized business communications and provides direct marketing services, including project, database and list management services. For more information, visit the Company’s web site at www.moorewallace.com.

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Use of Forward-Looking Statements

This earnings release contains statements, including, but not limited to, a discussion of the Company’s business outlook, that constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that any forward-looking statements are based on current expectations and do not include the potential impact of any business risks, opportunities or developments, market conditions or exchange rate fluctuations that may occur after the date of this press release. Forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties. Actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition, competitive pressures (including price competition) and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission (SEC), including the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Readers are also strongly encouraged to read the full cautionary statements included in the Company’s SEC filings available at www.sec.gov, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and the Company’s Canadian regulatory filings available at www.sedar.com.The Company disclaims any obligation to update the forward-looking statements contained herein.

Additional Information

On November 8, 2003, R.R. Donnelley & Sons, Inc. (“RR Donnelley”) and Moore Wallace Incorporated (“Moore Wallace”) entered into a definitive agreement to combine the two companies. This communication is not a solicitation of a proxy from any security holder of Moore Wallace or RR Donnelley. Moore Wallace and RR Donnelley intend to file a Joint Management Information Circular and Proxy Statement regarding the proposed transaction with the U.S. Securities and Exchange Commission (SEC) and the securities commissions or equivalent regulatory authorities in Canada. Investors and security holders are urged to read this filing when it becomes available because it will contain important information about the transaction.

Investors and security holders may obtain the documents free of charge (when they become available) at the SEC’s website, www.sec.gov, and at the website of the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) maintained by the Canadian Securities Administrator at www.sedar.com. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by RR Donnelley by contacting RR Donnelley Investor Relations, 77 West Wacker Drive, Chicago, IL 60601, Tel. (312) 326-8926. Investors and security holders may obtain free copies of the documents filed with the SEC and SEDAR by Moore Wallace by contacting Moore Wallace Investor Relations, One Canterbury Green, Stamford, CT 06901, Tel. (203) 406-3749.

RR Donnelley, Moore Wallace and their executive officers and directors may be deemed to be participants in the solicitation of proxies from RR Donnelley and Moore Wallace security holders in favor of the proposed transaction. Information regarding the security ownership and other interests of RR Donnelley’s and Moore Wallace’s executive officers and directors will be included in the Joint Management Information Circular and Proxy Statement.

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